UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2022 (May 16, 2022)

HELIX ENERGY SOLUTIONS GROUP, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-32936	95-3409686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)
3505 West Sam Houston Parkway North
Suite 400
Houston, Texas		77043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 281-618-0400

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HLX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 16, 2022, Helix Alliance Decom, LLC, a Delaware limited liability company (“Purchaser”), a wholly owned subsidiary of Helix Energy Solutions Group, Inc., a Minnesota corporation (NYSE: HLX) (“Helix” or the “Company”), Stephen J. Williams, an individual resident of the State of Louisiana (“Seller”), and Helix solely for purposes of Sections 1.05(d) (earn out consideration) and 6.14 (guarantee of Purchaser’s obligation), entered into an Equity Purchase Agreement for the acquisition by Purchaser of all the equity interests of the Alliance group of companies (collectively “Alliance”).

Alliance provides services in support of the upstream and midstream industries in the Gulf of Mexico shelf, including offshore oil field decommissioning and reclamation, project management, engineered solutions, intervention, maintenance, repair, heavy lift and commercial diving services. Among the assets and services to be acquired by Purchaser are Alliance’s comprehensive shallow water assets, including a fleet of Jones Act-compliant lift boats, offshore supply vessels, a heavy lift derrick barge and diving vessels, as well as plug and abandonment systems, coiled tubing systems and snubbing units. The acquisition is expected to expand Helix’s decommissioning presence in the Gulf of Mexico shelf market.

The purchase price is $120 million in cash at closing, plus the potential for post-closing earnout consideration payable in 2024, in the event the Alliance business achieves certain financial metrics in 2022 and 2023. Helix has the option to pay any earn-out consideration in cash, Helix stock, or a combination thereof. The Equity Purchase Agreement contains various cash purchase price adjustments to be calculated as of the closing date and post-closing. Helix expects to fund the cash purchase price due at closing with cash on hand.

The Equity Purchase Agreement contains customary representations and warranties, covenants, indemnification and termination provisions. The acquisition is expected to close in mid-2022 and is subject to regulatory approvals and other customary conditions, such as the expiration of the Hart-Scott-Rodino waiting period. There is no guarantee that the transaction will be consummated on the terms or timeframe currently contemplated, or at all.

Item 7.01. Regulation FD Disclosure.

On May 17, 2022, the Company issued a press release announcing the execution of the Equity Purchase Agreement related to the Alliance acquisition. The press release is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Press Release of Helix Energy Solutions Group, Inc. dated May 17, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2022
HELIX ENERGY SOLUTIONS GROUP, INC.

	By:	/s/ Erik Staffeldt
Erik Staffeldt
Executive Vice President and Chief Financial Officer